Exhibit 10.1

SEVENTH AMENDMENT TO THE AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

THIS SEVENTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT dated as of May 6, 2020 (this “Agreement”) is entered into among The Providence Service Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, entered into that certain Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 (as amended by that certain First Amendment and Consent dated as of May 28, 2014, by that certain Second Amendment and Consent dated October 23, 2014, by that certain Third Amendment and Consent dated September 3, 2015, by that certain Fourth Amendment and Consent dated August 28, 2016, by that certain Fifth Amendment dated as of June 7, 2018, and by that certain Sixth Amendment dated as of July 12, 2019, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Amendments to Credit Agreement.

(a)     Section 1.01. The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Aggregate Revolving A Commitments” means the aggregate amount of the Revolving A Commitments of all the Lenders. The aggregate principal amount of the Aggregate Revolving A Commitments in effect on the Seventh Amendment Effective Date is ONE HUNDRED FIFTY-FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($154,500,000).

“Aggregate Revolving B Commitments” means the aggregate amount of the Revolving B Commitments of all the Lenders. The aggregate principal amount of the Aggregate Revolving B Commitments in effect on the Seventh Amendment Effective Date is SEVENTY MILLION FIVE HUNDRED THOUSAND DOLLARS ($70,500,000).

“Applicable Rate” means with respect to Revolving Loans, the Term Loan, Swing Line Loans, Letters of Credit Fees and the Commitment Fee, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurocurrency Rate Loans	Base Rate Loans
1	> 2.75:1.0	0.500%	3.00%	3.00%	2.00%
2	< 2.75:1.0 but ≥ 2.00:1.0	0.375%	2.75%	2.75%	1.75%
3	< 2.00:1.0 but ≥ 1.50:1.0	0.350%	2.50%	2.50%	1.50%
4	< 1.50:1.0	0.350%	2.25%	2.25%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 7.02(a), then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Seventh Amendment Effective Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) for the first full fiscal quarter ending after the Seventh Amendment Effective Date shall be determined based upon Pricing Tier 2. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Eurocurrency Base Rate” means:

(a)     for any Interest Period with respect to a Eurocurrency Rate Loan:

(i)     in the case of a Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;

(ii)      in the case of a Eurocurrency Rate Loan denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)     in the case of any other Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency (other than those specified above), the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.08; and

(b)     for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided that, (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Base Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 hereof and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“L/C Issuer” means with respect to a particular Letter of Credit, (a) Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of such Letter of Credits, or any successor issuer thereof, (b) such other Lender selected by the Borrower pursuant to Section 2.03(m) from time to time to issue such Letter of Credit (provided that no Lender shall be required to become an L/C Issuer pursuant to this clause (b) without such Lender’s consent), or any successor issuer thereof or (c) any Lender selected by the Borrower (with the prior consent of the Administrative Agent) to replace a Lender who is a Defaulting Lender at the time of such Lender’s appointment as an L/C Issuer (provided that no Lender shall be required to become an L/C Issuer pursuant to this clause (c) without such Lender’s consent), or any successor issuer thereof. The term “L/C Issuer” when used with respect to a Letter of Credit or the L/C Obligations relating to a Letter of Credit shall refer to the L/C Issuer that issued such Letter of Credit.

“Maturity Date” means August 1, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Obligations” means with respect to the Borrower and each Guarantor, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all obligations of any Loan Party or a Subsidiary owing to a Treasury Management Bank or a Swap Bank in respect of Secured Treasury Management Agreements or Secured Swap Agreements, in the case of each of clauses (a) and (b), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Secured Swap Agreement” means any Swap Contract permitted under Section 8.03 between any Loan Party or any Subsidiary and any Swap Bank; provided, that for any of the foregoing to be included as a “Secured Swap Agreement” on any date of determination by the Administrative Agent, the applicable Swap Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Secured Treasury Management Agreement” means any Treasury Management Agreement between any Loan Party or any Subsidiary and any Treasury Management Bank; provided, that for any of the foregoing to be included as a “Secured Treasury Management Agreement” on any date of determination by the Administrative Agent, the applicable Treasury Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)     Section 1.01. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Applicable Currency” means Dollars or any Alternative Currency that bears interest at a rate based on an Applicable Reference Rate, as applicable.

“Applicable Reference Rate” means, for any Eurocurrency Rate Loan denominated in any LIBOR Quoted Currency, LIBOR, and for any Eurocurrency Rate Loan denominated in Australian Dollars, BBSY.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s L/C Commitment on the Seventh Amendment Effective Date is set forth on Schedule 2.03, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a L/C Commitment after the Seventh Amendment Effective Date, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.

“Letter of Credit Report” means a certificate substantially the form of Exhibit P or any other form approved by the Administrative Agent.

“Notice of Additional L/C Issuer” means a certificate substantially the form of Exhibit O or any other form approved by the Administrative Agent.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“Screen Rate” means the Applicable Reference Rate quote for an Applicable Currency on the applicable screen page the Administrative Agent designates to determine such Applicable Reference Rate for such Applicable Currency (or such other commercially available source providing such quotations for such Applicable Currency as may be designated by the Administrative Agent from time to time).

“Seventh Amendment Effective Date” means May 6, 2020.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Successor Rate Conforming Changes” means, with respect to any Successor Rate for an Applicable Currency, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Applicable Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice for such Applicable Currency is not administratively feasible or that no market practice for the administration of such Successor Rate for such Applicable Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(c)        Section 1.01. The definitions of “LIBOR Successor Rate” and “LIBOR Successor Rate Conforming Changes” in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

(d)        Section 1.10. A new Section 1.10 is hereby added to the Credit Agreement to read as follows:

1.10     Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Base Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Successor Rate Conforming Changes.

(e)     Section 2.02. The introductory paragraph in Section 2.02(f) is hereby amended to read as follows:

(f)     The Borrower may at any time after the Seventh Amendment Effective Date, from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Commitments (but not the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit) by a maximum aggregate amount of up to SEVENTY FIVE MILLION DOLLARS ($75,000,000) as follows:

(f)     Section 2.03. The first sentence in Section 2.03(a)(i) of the Credit Agreement is hereby amended to read as follows:

Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving A Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving A Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries pursuant to this Section 2.03 and any drawings thereunder; provided that only Bank of America shall be permitted to issue any Letter of Credit denominated in an Alternative Currency; provided, further, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (u) the aggregate amount of the outstanding Letters of Credit issued by an L/C Issuer shall not exceed its L/C Commitment, (v) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (w) the aggregate Revolving A Credit Exposure of any Lender shall not exceed such Lender’s Revolving A Commitment, (x) the aggregate Outstanding Amount of all Revolving B Loans and Letters of Credit denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.

(g)     Section 2.03. The first sentence in Section 2.03(i) of the Credit Agreement is hereby amended to read as follows:

The Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum agreed in writing between the Borrower and the L/C Issuer, computed on the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).

(h)     Section 2.03. The following new Sections (l) and (m) are hereby added at the end of Section 2.03 of the Credit Agreement to read as follows:

(l)     L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i)     reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii)     on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii)     on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv)     on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v)     for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(m)     Additional L/C Issuers. Any Lender hereunder may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by the Borrower, the Administrative Agent and each L/C Issuer. Such new L/C Issuer shall provide its L/C Commitment in such Notice of Additional L/C Issuer and upon the receipt by the Administrative Agent of the fully executed Notice of Additional L/C Issuer, the defined term L/C Commitment shall be deemed amended to incorporate the L/C Commitment of such new L/C Issuer.

(i)     Section 2.06. The last sentence in Section 2.06(b) is hereby deleted.

(j)     Section 3.03. Section 3.03 of the Credit Agreement is hereby amended to read as follows:

3.03     Inability to Determine Rates.

(a)     If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (B) (1) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan and (2) the circumstances described in Section 3.03(b)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders or, in the case of an Alternative Currency, the Required Revolving B Lenders determine that for any reason Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders or, in the case of an Alternative Currency, the Required Revolving B Lenders, described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders or, in the case of an Alternative Currency, the Required Revolving B Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in the amount specified therein (in the amount of the Dollar Equivalent thereof in the case of a request for a Borrowing in an Alternative Currency).

(b)     Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)     adequate and reasonable means do not exist for ascertaining the Applicable Reference Rate for an Applicable Currency for any requested Interest Period, including, without limitation, because the Screen Rate for such Applicable Currency is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)     the administrator of the Screen Rate for an Applicable Currency or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which (x) the Applicable Reference Rate for an Applicable Currency or the Screen Rate for an Applicable Currency shall no longer be made available, or used for determining the interest rate of loans denominated in such Applicable Currency or (y) the administrator of the Screen Rate for an Applicable Currency will be insolvent, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide the Applicable Reference Rate for such Applicable Currency after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)     syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Applicable Reference Rate for an Applicable Currency,

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Applicable Reference Rate for the Applicable Currency in accordance with this Section 3.03 with (x) in the case of Dollars, one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Applicable Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Applicable Currency for such benchmarks, each of which adjustments or methods for calculating such adjustments shall be published on one or more information services as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (each, an “Adjustment;” and any such proposed rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders (or, in the case of an Alternative Currency, the Required Revolving B Lenders) have delivered to the Administrative Agent written notice that such Required Lenders (or, in the case of an Alternative Currency, the Required Revolving B Lenders) (A) in the case of an amendment to replace the Applicable Reference Rate with respect to Eurocurrency Rate Loans denominated in Dollars with a rate described in clause (x), object to any Adjustment; or (B) in the case of an amendment to replace the Applicable Reference Rate with respect to Eurocurrency Rate Loans denominated in the Applicable Currency with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders (or, in the case of an Alternative Currency, the Required Revolving B Lenders) shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such Successor Rate for the Applicable Currency shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate for such Applicable Currency shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no Successor Rate has been determined for the Applicable Currency and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in each such Applicable Currency shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in each such affected Applicable Currency (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted each such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding affected Eurocurrency Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency shall be prepaid at the end of the applicable Interest Period in full.

Notwithstanding anything else herein, any definition of a Successor Rate for any currency shall provide that in no event shall such Successor Rate be less than 1.00% for purposes of this Agreement.

In connection with the implementation of a Successor Rate for any currency, the Administrative Agent will have the right to make Successor Rate Conforming Changes with respect to such currency from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Successor Conforming Changes for the Applicable Currency to the Lenders reasonably promptly after such amendment becomes effective.

(k)     Section 3.08. Section 3.08 of the Credit Agreement is hereby deleted in its entirety.

(l)     Section 5.02. Section 5.02(a) of the Credit Agreement is hereby amended to read as follows:

(a)     The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct or true and correct in all material respects, as applicable, as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(m)     Section 6.29. Section 6.29 of the Credit Agreement is hereby amended to read as follows:

6.29     Affected Financial Institutions.

No Loan Party is an Affected Financial Institution.

(n)     Section 9.01. Section 9.01(b)(ii) of the Credit Agreement is hereby amended to read as follows:

(ii) Section 7.03(a), 7.05(a), 7.11 or Article VIII; or

(o)     Section 11.01. The introductory paragraph to Section 11.01 of the Credit Agreement is hereby amended to read as follows:

Subject to Section 3.03(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and no amendment or waiver of any provision of any Collateral Document shall be effective unless in writing signed by the Administrative Agent (with the consent of the Required Lenders) and the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(p)     Section 11.01. The proviso following Section 11.01(d) of the Credit Agreement is hereby amended to read as follows:

provided, however, that notwithstanding anything to the contrary herein, (i) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, and (v) the term L/C Commitment may be amended pursuant to a fully executed (and delivered to the Administrative Agent) Notice of Additional L/C Issuer.

(q)     Section 11.21. Section 11.21 of the Credit Agreement is hereby amended to read as follows:

Section 11.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or the L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

(r)     Schedule 2.01 to the Credit Agreement is hereby deleted and replaced with Schedule 2.01 attached hereto.

(s)     A new Schedule 2.03 is hereby added to the Credit Agreement in the form of Schedule 2.03 attached hereto.

(t)     New Exhibits O and P are hereby added to the Credit Agreement in form of Exhibits O and P attached hereto.

2.     Conditions Precedent. This Agreement shall be effective upon the satisfaction or waiver of the following conditions (the date of such satisfaction or waiver of such conditions being herein referred to as the “Seventh Amendment Effective Date”): (i) execution and delivery of counterparts hereof by the Borrower, the Guarantors, the Lenders and the Administrative Agent; (ii) receipt by the Administrative Agent of (x) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable (or, to the extent such Organization Documents have not been amended or modified since the Closing Date (or such later date when such Organization Documents were delivered to the Administrative Agent), a certification from a secretary or assistant secretary of such Loan Party that no amendments or modifications to such Organization Documents have been made since the Closing Date (or such later date when such Organization Documents were delivered to the Administrative Agent)), and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Seventh Amendment Effective Date, (y) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party and (z) good standings or similar certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing and in good standing its state of organization or formation (to the extent the concept of good standing is applicable to such Loan Party under the laws of such jurisdiction), in each case dated as of a recent date; (iii) receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Seventh Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent; (iv) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating the Borrower is in compliance with the financial covenants set forth in Section 8.11 of the Credit Agreement after giving effect to the transactions occurring on the Seventh Amendment Effective Date; (v) the Administrative Agent shall have received, for the benefit of each Lender executing this Agreement (other than the Exiting Lender), a fee equal to 0.20% of such Lender’s Revolving Commitment and (vi) the Loan Parties having paid the reasonable and invoiced out-of-pocket costs and expenses of the Administrative Agent, including, without limitation, the reasonable and invoiced fees and expenses of Moore & Van Allen, PLLC.

3.     New Lender.

(a)     JPMorgan Chase Bank, N.A. (the “New Lender”) hereby agrees to provide a Commitment in the amount set forth on Schedule 2.01 attached hereto and the initial Applicable Percentage of the New Lender shall be as set forth therein.

(b)     The New Lender (x) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Seventh Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and the other Loan Documents, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to provide its Commitment, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to provide its Commitment, and (vi) if it is a Foreign Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (y) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c)     Each of the Borrower and the Administrative Agent agrees that, as of the date hereof, the New Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(d)     The applicable address, facsimile number and electronic mail address of the New Lender for purposes of Section 11.02 of the Credit Agreement are as set forth in the New Lender’s Administrative Questionnaire delivered by the New Lender to the Administrative Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New Lender in a notice to the Administrative Agent.

(e)     The Lenders’ Commitments and Loans under the Credit Agreement are hereby assigned and reallocated among the Lenders, including the New Lender, without recourse, representation or warranty, such that each of the Lenders, including the New Lender, has a Commitment in the amount set forth on Schedule 2.01 and holds its Applicable Percentage of the outstanding Loans. Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, all assignments and reallocations of Loans and Commitments pursuant to this Section 3 shall be deemed to be assignments made subject to and in compliance with Section 11.06 of the Credit Agreement (including, without limitation, the ‘Standard Terms and Conditions’ applicable to Assignments and Assumptions).

4.     Exiting Lender. The Commitments and outstanding Loans of HSBC Bank USA, National Association (the “Exiting Lender”) under the Credit Agreement are hereby assigned and reallocated among the other Lenders in the manner provided in Schedule 2.01 attached hereto. After giving effect to this Agreement, the Exiting Lender shall no longer (i) have any Commitments or outstanding Loans under the Credit Agreement, (ii) be a Lender under the Credit Agreement or (iii) have any rights or obligations with respect to being a Lender, except for those that expressly survive termination of the Credit Agreement or termination of any Commitments thereunder (including, without limitation, the terms and provisions of Section 11.04 of the Credit Agreement). The Exiting Lender joins in the execution of this Agreement solely for purposes of acknowledging and consenting to the assignment and reallocation of its Commitments and Loans under the Credit Agreement. Concurrently with the effectiveness of this Agreement, the Exiting Lender shall have received payment in full for all outstanding Obligations owing to it under the Credit Agreement. Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, all assignments and reallocations of Loans and Commitments pursuant to this Section 4 shall be deemed to be assignments made subject to and in compliance with Section 11.06 of the Credit Agreement (including, without limitation, the ‘Standard Terms and Conditions’ applicable to Assignments and Assumptions).

5.     Miscellaneous.

(a)     The Credit Agreement, Security Agreement and Pledge Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.

(b)     Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)     The Borrower and the Guarantors hereby represent and warrant as follows:

(i)     Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)     This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(iii)     No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement other than (A) those approvals, consents, exemptions, authorizations or other actions, notices or filings, that have already been obtained, taken, given or made and are in full force and effect, (B) filings and recordings necessary to perfect and continue certain Liens on the Collateral created by the Collateral Documents and (C) recording of the transfer of registrations and applications for IP Rights upon foreclosure.

(d)     The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date hereof and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date in which case they shall be true and correct or true and correct in all material respects, as applicable, as of such earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)     This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement and any other Loan Document may be executed and delivered by electronic means (including electronic image, facsimile, “.pdf”, “.tif” and “.jpeg”), and thereupon such agreement, certificate or instrument shall be treated in each case and in all manner and respects and for all purposes as an original agreement, certificate or instrument and shall be considered to have the same binding legal effect as if it were an original manually-signed counterpart thereof delivered in person. No party to this Agreement or any other Loan Document shall assert the fact that electronic means were used to make or deliver a signature, or the fact that any signature, agreement, certificate or instrument was created, transmitted or communicated through the use of electronic means, as a defense to the formation, effectiveness, validity or enforceability of any such agreement, certificate or instrument.

(f)     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(g)     EACH PARTY HERETO AGREES AS SET FORTH IN SECTION 11.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                                 THE PROVIDENCE SERVICE CORPORATION

By:     /s/ Kathryn Stalmack

Name:      Kathryn Stalmack

Title:     Senior Vice President, General Counsel and Secretary

GUARANTORS:                             ProvADO TECHNOLOGIES, LLC

By:     /s/ Kathryn Stalmack

Name:     Kathryn Stalmack

Title:     Secretary

LOGISTICARE SOLUTIONS, LLC

By:     /s/ Kathryn Stalmack

Name: Kathryn Stalmack

Title:     Senior Vice President, General Counsel and Secretary

Health Trans, Inc.

Red Top Transportation, Inc.

By:     /s/ Kathryn Stalmack

Name:     Kathryn Stalmack

Title:     Secretary

Ride Plus, LLC

By:     /s/ Kathryn Stalmack

Name:     Kathryn Stalmack

Title:     Secretary

CIRCULATION, INC.

By:     /s/ Kathryn Stalmack

Name:     Kathryn Stalmack

Title:     Secretary

[Signature Page to Seventh Amendment to Amended and Restated Credit and Guaranty Agreement]

administrative agent:        bank of america, n.a.,

as Administrative Agent

By:     /s/ Gavin Shak

Name: Gavin Shak

Title: Assistant Vice President

[Signature Page to Seventh Amendment to Amended and Restated Credit and Guaranty Agreement]

LENDERS:                                      bank of america, n.a.,

as a Lender, Swing Line Lender and L/C Issuer

By:     /s/ Heath B Lipson

Name: Heath B Lipson

Title: Senior Vice President

[Signature Page to Seventh Amendment to Amended and Restated Credit and Guaranty Agreement]

TRUIST BANK,

as a Lender

By:     /s/ Katie Lundin

Name: Katie Lundin

Title: Director

[Signature Page to Seventh Amendment to Amended and Restated Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A.,

as a Lender

By:     /s/ Erik Barragan

Name: Erik Barragan

Title: Authorized Officer

[Signature Page to Seventh Amendment to Amended and Restated Credit and Guaranty Agreement]

BMO HARRIS BANK, N.A.

as a Lender

By:     /s/ Patrick Epum

Name: Patrick Epum

Title:     Director

[Signature Page to Seventh Amendment to Amended and Restated Credit and Guaranty Agreement]

REGIONS BANK,

as a Lender

By:     /s/ Mark Hardison

Name: Mark Hardison

Title:      Managing Director

[Signature Page to Seventh Amendment to Amended and Restated Credit and Guaranty Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,

as a Lender

By:     /s/ Philip Tancorra

Name:      Philip Tancorra

Title:     Vice President

philip.tancorra@db.com / 212-250-6576

By:      /s/ Michael Strobel

Name:     Michael Strobel

Title:     Vice President

michael-p.strobel@db.com

212-250-0939

[Signature Page to Seventh Amendment to Amended and Restated Credit and Guaranty Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION,

as an Exiting Lender

By:     /s/ Chris Burns

Name: Chris Burns

Title: Senior Vice President

[Signature Page to Seventh Amendment to Amended and Restated Credit and Guaranty Agreement]

Schedule 2.01

Commitment and Applicable Percentages

Lender	Revolving A Commitment	Applicable Percentage of Revolving A Commitment	Revolving B Commitment	Applicable Percentage of Revolving B Commitment
Bank of America, N.A.	$37,766,666.67	24.444444447%	$17,233,333.33	24.444444440%
Truist Bank	$37,766,666.67	24.444444447%	$17,233,333.33	24.444444440%
JPMorgan Chase Bank, N.A.	$20,600,000.00	13.333333333%	$9,400,000.00	13.333333333%
Regions Bank	$20,600,000.00	13.333333333%	$9,400,000.00	13.333333333%
Deutsche Bank AG New York Branch	$20,600,000.00	13.333333333%	$9,400,000.00	13.333333333%
BMO Harris Bank, N.A.	$17,166,666.66	11.111111107%	$7,833,333.34	11.111111121%
TOTAL	$154,500,000.00	100.000000000%	$70,500,000.00	100.000000000%

Schedule 2.03

L/C Commitments

L/C Issuer	L/C Commitment
Bank of America, N.A.	$40,000,000

Exhibit O

FORM OF NOTICE OF ADDITIONAL L/C ISSUER

TO:	Bank of America, N.A., as Administrative Agent

RE:

Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among The Providence Service Corporation, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

DATE:	[Date]

[Insert Name of additional L/C Issuer] (“Lender”), a Lender under the Credit Agreement and the Borrower hereby provide notice to the Administrative Agent and the L/C Issuer(s) pursuant to the terms of Section 2.03(t) that the Lender wishes to become an L/C Issuer under the Credit Agreement [with an L/C Commitment of [____] (the “Lender’s L/C Commitment”)].

It is hereby agreed that upon receipt by the Administrative Agent of a fully executed copy of this Notice, the Lender shall be deemed an L/C Issuer under the Credit Agreement[,][and] Schedule 2.03 to the Credit Agreement shall be deemed to be amended to read as Schedule 2.03 attached hereto[ and the defined term “L/C Commitment” set forth in the Credit Agreement shall be deemed amended to reflect the Lender’s L/C Commitment].

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[ADDITIONAL L/C ISSUER]

By:

Name:

Title:

Schedule 2.03

L/C Commitments

Exhibit P

FORM OF LETTER OF CREDIT REPORT

TO:	Bank of America, N.A., as Administrative Agent

RE:

Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among The Providence Service Corporation, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

DATE:	[Date]

The undersigned, [insert name of L/C Issuer] (the “L/C Issuer”) hereby delivers this report to the Administrative Agent, pursuant to the terms of Section 2.03(l) of the Credit Agreement.

The L/C Issuer plans to issue, amend, renew, increase or extend the follow Letter(s) of Credit on [insert date].

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Financials or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

[The L/C Issuer made a payment, with respect to L/C No. [_______], on [insert date] in the amount of [$]_____________].]

[The Borrower failed to reimburse the L/C Issuer for a payment made in the amount of [$][insert amount of such payment] pursuant to L/C No. [______] on [insert date of such failure], with respect to L/C No. [_______].]

Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Financials or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[l/c issuer],

as an L/C Issuer

By:

Name:

Title: